As filed with the Securities and Exchange Commission on June 21, 2016

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1241495
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan
(Full title of the plan)

 Bradley P. Cost, Esq.
Senior Vice President, General Counsel and Secretary
The Children's Place, Inc.
500 Plaza Drive
Secaucus, New Jersey 07094
(201) 558-2400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Tracey A. Zaccone, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.10 per share	715,000	$71.875	$51,390,625.00	$5,175.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered by this registration statement are also registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(h) and Rule 457(c) of the Securities Act, based on the market value of the shares of The Children’s Place, Inc. (“The Children’s Place”) common stock, as follows: the product of (i) $71.875 (the average of the high and low sales prices of The Children’s Place common stock on the Nasdaq Global Select Market on June 14, 2016) and (ii) 715,000 shares of common stock issuable under the Plan.

EXPLANATORY NOTE

The Children’s Place, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 715,000 shares of its common stock, par value $0.10 per share (the “common stock”), that are reserved for issuance in respect of awards to be granted under the The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan (the “Plan”). Following the registration of these additional shares, we will have registered an aggregate of 2,715,000 shares to be issued under the Plan. The Company previously filed a Registration Statement on Form S-8 on August 30, 2011 to register the 2,000,000 shares of common stock (File No. 333-176569), initially authorized for issuance under the Plan. An amendment to increase the number of shares available to be awarded under the Plan from 2,000,000 shares to 2,715,000 shares was described in the Company’s definitive proxy statement, filed with the Securities Exchange Commission (the “Commission”) on April 6, 2016 and was approved by the Company’s shareholders on May 25, 2016. Pursuant to General Instruction E to Form S-8, the contents of the Company’s Form S-8 (File No. 333-176569) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).

Pursuant to General Instruction E to Form S-8, the contents of our Registration Statements on Form S-8 (File No. 333-176569) previously filed by us with the Commission on August 30, 2011 with respect to the shares of common stock to be issued under the Plan are incorporated by reference into this Registration Statement.

We hereby incorporate, or will be deemed to have incorporated, herein by reference the following documents, which are filed with the Commission:

•	The registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016;

•	The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016;

•	The registrant’s Current Reports on Form 8-K filed February 17, 2016, March 15, 2016, March 28, 2016, April 6, 2016, May 17, 2016, May 18, 2016, May 27, 2016 and June 7, 2016; and

•	The description of the registrant’s common stock to be offered hereby which is contained in the registration statement filed on Form 8-A with the Commission on September 18, 1997, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any current report on Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of The Children’s Place, Inc. dated May 31, 2016 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

4.2	Sixth Amended and Restated By-laws of The Children’s Place, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

4.3	The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Secaucus, New Jersey, on June 21, 2016.

THE CHILDREN’S PLACE, INC.

By:	/s/ Jane T. Elfers
Name: Jane T. Elfers
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Michael Scarpa and Bradley P. Cost or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norman Matthews	Chairman of the Board	June 21, 2016
Norman Matthews

/s/ Jane T. Elfers	Director, Chief Executive Officer and President	June 21, 2016
Jane T. Elfers	(Principal Executive Officer)

/s/ Anurup Pruthi	Chief Financial Officer	June 21, 2016
Anurup Pruthi	(Principal Financial and Accounting Officer)

/s/ Joseph Alutto	Director	June 21, 2016
Joseph Alutto

/s/ John E. Bachman	Director	June 21, 2016
John E. Bachman

/s/ Marla Malcolm Beck	Director	June 21, 2016
Marla Malcolm Beck

/s/ Susan Patricia Griffith	Director	June 21, 2016
Susan Patricia Griffith

/s/ Joseph Gromek	Director	June 21, 2016
Joseph Gromek

Signature	Title	Date

/s/ Robert Mettler	Director	June 21, 2016
Robert Mettler

/s/ Kenneth Reiss	Director	June 21, 2016
Kenneth Reiss

/s/ Stanley W. Reynolds	Director	June 21, 2016
Stanley W. Reynolds

/s/ Susan Sobbott	Director	June 21, 2016
Susan Sobbott

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of The Children’s Place, Inc. dated May 31, 2016 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

4.2	Sixth Amended and Restated By-laws of The Children’s Place, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

4.3	The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the Commission on June 7, 2016).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

*	Filed herewith.